Exhibit 99.1

COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss	SUPERIOR COURT DEPARTMENT OF THE TRIAL COURT

LIGHTLAB IMAGING, INC., Plaintiff v. AXSUN TECHNOLOGIES, INC. and VOLCANO CORPORATION, Defendants.	Civil Action No. 09-0068-BLS1

JOINT STIPULATION

WHEREAS Plaintiff LightLab Imaging, Inc. (“LightLab”) and defendants Axsun Technologies, Inc. (“Axsun) and Volcano Corporation (“Volcano”) are parties to the above captioned Action (“Action”);

WHEREAS, the parties wish to enter this Stipulation to avoid the cost and burden of conducting the Damages Trial and agree that this Stipulation shall not be deemed or construed to be (i) an admission by the defendants (express or implied) of the merit or validity of the Damages Trial Claim; or (ii) an acknowledgment or admission by any party (express or implied) of any wrongdoing or fault whatsoever;

NOW THEREFORE, the parties AGREE AND STIPULATE as follows:

1. The Action was bifurcated by the Court. A trial in the Action on the liability of the defendants already has occurred, with the jury returning its verdict on February 4, 2010 (“Liability Trial”).

2. A trial in the Action with respect to damages is set to commence on April 7, 2010 (“Damages Trial”).

3. All parties expressly reserve, and do not waive, all of their otherwise properly preserved rights of appeal with respect to every order and ruling of the Court, from the commencement of the Action through entry of final judgment in this Action, and every finding of the jury in the Liability Trial (“General Appellate Rights”), including but not limited to all rulings of the Court with respect to (i) evidentiary issues, including the Court’s March 11, 2009 Memorandum and Order on Defendants’ Motion in Limine to Exclude Testimony from Plaintiff’s Designated Expert Roy Weinstein on Issue of Alleged Lost Profits; (ii) special questions; (iii) jury instructions; (iv) trial exhibits; or (v) testimony. Each party agrees that it will not assert, at any time, that any other party has waived any of its General Appellate Rights, as a result of the execution of this Stipulation.

4. If the Damages Trial scheduled for April 7, 2010 were to proceed, it is LightLab’s intent to claim damages of $435,000, that LightLab asserts that it has calculated in accordance with G.L. C. 106, sec. 2-714, for lasers that Axsun delivered to LightLab in 2009, identified on Appendix A, that LightLab claims did not meet the version 6 specification. (“Damages Trial Claim”).

5. In lieu of conducting the Damages Trial, and subject to the parties’ express reservation and non-waiver of their General Appellate Rights, the parties agree and stipulate that the sum of Two Hundred Thousand Dollars ($200,000) shall be treated as if it were the jury’s verdict against the defendants in the Damages Trial. Statutory interest on this amount shall be calculated from April 30, 2009.

6. Upon the entry of this Stipulation:

a. LightLab waives its rights, if any, to make any claim for (i) special damages that any lasers received in 2009 do not meet the version 6 specification, other than the amount referenced in paragraph 5; (ii) special damages described by LightLab in its March 22, 2010 Answers to Interrogatories; (iii) the cost “per system to replace any Version 5 lasers with Version 6 lasers once LightLab receives Version 6 lasers to do the replacement” claimed as special damages by LightLab in the December 1, 2009 Joint Pretrial; and (iv) the repair and/or replacement of any of those certain lasers described by serial numbers on Appendix A hereto (“Appendix A Lasers”).

b. Axsun waives its rights, if any, to make any claim for recovery of $49,000 from LightLab as a Non-Recurring Engineering Charge in connection with the Axsun-LightLab Tunable Laser Development Supply Agreement, First Amendment, and for return of the Appendix A Lasers.

LIGHTLAB IMAGING, INC.

By its attorneys,

/s/ Kenneth R. Berman

Kenneth R. Berman (BBO# 040320)

Ian D. Roffman (BBO# 637574)

Cynthia M. Guizzetti (BBO# 653858)

Nutter, McClennen & Fish, LLP

Seaport West

155 Seaport Boulevard

Boston, MA 02210-2604

(617) 439-2000

Dated: April     , 2010

VOLCANO CORPORATION

By its attorneys,

/s/ Debra Squires-Lee

John C. LaLiberte (BBO# 556046)

Debra Squires-Lee (BBO# 633619)

Sherin and Lodgen LLP

101 Federal Street

Boston, MA 02110

(617) 646-2000

Dated: April 7, 2010

AXSUN TECHNOLOGIES, INC.

By its attorneys,

/s/ Elizabeth B. Burnett

Elizabeth B. Burnett (BBO# 066120)

H. Joseph Hameline (BBO# 218710)

Laurence A. Schoen (BBO # 633002)

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

One Financial Center

Boston, MA 02111

(617) 542-6000

Dated: April 7, 2010

AXSUN TECHNOLOGIES, INC.

By its attorney,

/s/ Sarah B. Herlihy

Sarah B. Herlihy (BBO # 640531)

SHILEPSKY O’CONNELL HARTLEY

    CASEY MICHON YELEN ROBB LLP

One Financial Center

Boston, Massachusetts 021111-2688

(617) 723-8000

Dated: April 7, 2010

So Ordered,

(Hinkle, J., presiding)